UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2011

PROFILE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29196 (Commission File Number)	91-1418002 (I.R.S. Employer Identification No.)

2 Park Avenue, Suite 201 Manhasset, NY	11030
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (516) 365-1909

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously disclosed, on May 9, 2011, Profile Technologies, Inc. (the “Company”) filed for a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (“Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of New York (“Bankruptcy Court”) (Case No. 8-11-73269).

The Company filed with the Bankruptcy Court its monthly operating report for the September 1, 2011 to September 30, 2011 period on October 20, 2011 (the “Monthly Operating Report”). The Monthly Operating Report is attached as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01 and the attached Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01 Other Events

The Company was issued an OTCBB Delinquency Notification from the Financial Industry Regulatory Authority on October 14, 2011 for failure to timely file its Form 10-K by the filing due date of September 28, 2011 and by the expiration of the 12b-25 grace period of October 13, 2011. The Company expects that its common stock will be dropped from the OTCBB to the OTC Pinks on or about November 14, 2011 because the Company will not be able to file its Form 10-K within the Rule 6530 grace period expiration date of November 14, 2011.

Cautionary Statement Regarding Financial Operating Data

The Company cautions investors and potential investors not to place undue reliance on the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court. The Monthly Operating Report was not prepared in accordance with Generally Accepted Accounting Principles in the United States, has not been audited by independent accountants, is in a format prescribed by applicable bankruptcy laws and is subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, such Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter than or otherwise different from those required in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), and such information may not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Securities Exchange Act. Information set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these forward-looking statements by the use of words such as “projects,” “expect,” “estimated,” “possibility,” “opportunity,” “guidance,” “goal,” “will,” “may,” “intend,” “anticipates,” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are subject to risks and uncertainties that could cause actual results and plans to differ materially from those included in the Company’s forward-looking statements. Factors that impact such forward-looking statements include, among others, changes in worldwide general economic conditions; government regulations; the ability of our management to successfully implement our business plan and strategy; our ability to successfully implement our business plan and strategy during a management transition period; our ability to fund our operations including the cost and availability of capital and credit; our ability to compete effectively including our ability to maintain and increase our market share in the markets in which we do business; the impact of the bankruptcy proceeding on the holders of the Company securities; and our ability to successfully develop and commercialize our products. For a more complete discussion of the risks that could affect the Company's business and finances and cause actual results to differ materially from management's expectations, plans, etc., please refer to the Company’s SEC filings.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Monthly Operating Report for the period from September 1, 2011 to September 30, 2011, filed with the United States Bankruptcy Court for the Eastern District of New York

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Profile Technologies, Inc.

By:	/s/ Richard Palmer
Richard Palmer
President

Date: November 1, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Monthly Operating Report for the period from September 1, 2011 to September 30, 2011, filed with the United States Bankruptcy Court for the Eastern District of New York